UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010 (July 26, 2010)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On July 26, 2010, the Board of Directors (“Board”) of CIT Group Inc. (the “Company”) appointed David M. Moffett as a member of the Company’s Board of Directors, effective July 27, 2010. The Board also appointed Mr. Moffett to the Audit Committee of the Board, effective the day following the next filing of the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission. The Federal Reserve Bank of New York had no objection to the appointment of Mr. Moffett. Mr. Moffett is an independent director under the criteria established by the New York Stock Exchange and under CIT’s Corporate Governance Guidelines.

     David M. Moffett, age 58, served as Chief Executive Officer of Federal Home Loan Mortgage Corp. (Freddie Mac) from September 2008 to March 2009, and as a director of Freddie Mac from December 2008 to March 2009. Mr. Moffett has more than 30 years of strategic finance and operational experience in banking and payment processing. He joined Star Banc Corporation in 1993 as Chief Financial Officer and played integral roles as Star Banc Corporation acquired Firstar Corporation in 1998, which then acquired U.S. Bancorp in February 2001, retaining the U.S. Bancorp name. Prior to 1993, Mr. Moffett held executive level positions at some of the nation’s leading financial services companies, including Bank of America and Security Pacific Corp. Mr. Moffett has served on the Board of Directors of eBay Inc. since May 2007. He also served on the Board of Directors of MBIA Inc. from May 2007 to September 2008, The E.W. Scripps Company from May 2007 to November 2008 and Building Materials Holding Corp from May 2006 to November 2008. Mr. Moffett holds a B.S. degree in Economics from the University of Oklahoma and a Master in Business Administration from Southern Methodist University. Mr. Moffett provides the Board with extensive banking and financial services experience, as well as global financial management and regulatory expertise.

     In connection with his appointment to the Board, Mr. Moffett will receive a one-time equity-based grant of $100,000 granted in the form of restricted stock units, as provided in the Company’s existing compensation plan for non-management directors. Under the existing plan, Mr. Moffett will also receive an annual retainer of $60,000 (payable as cash or as restricted stock units at the election of the director), and restricted stock units valued at $95,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2010

CIT GROUP INC.

By:	/s/ Robert J. Ingato

	Name:	Robert J. Ingato
	Title:	Executive Vice President &
General Counsel